EXHIBIT 23.2



CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Woodward Governor Company on Form S-8 of our report dated November 13, 1995, on our audits of the consolidated financial statements and financial statement schedules of Woodward Governor Company as of September 30, 1995 and 1994, and for the years ended September 30, 1995, 1994 and 1993, which report is incorporated herein by reference.



/s/Coopers & Lybrand L.L.P.

Rockford, Illinois
August 19, 1996